Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Andeavor Logistics LP of our report dated June 26, 2014 relating to the financial statements of QEP Field Services Company, which appears in Tesoro Logistics LP’s Current Report on Form 8-K dated October 20, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Denver, Colorado

November 14, 2017